UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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Black Box Corporation

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BLACK BOX CORPORATION
1000 Park Drive
Lawrence, Pennsylvania 15055

Notice of Annual Meeting of Stockholders
to be held on August 8, 2006

To the Stockholders of
Black Box Corporation:
      The Annual Meeting of Stockholders (the “Annual Meeting”) of Black Box Corporation (the “Company”) will be held at the offices of the Company at 1000 Park Drive, Lawrence, Pennsylvania 15055 on Tuesday, August 8, 2006, at 12:30 p.m. Eastern Daylight Time, to consider and act upon the following matters:

1.	The election of six (6) members of the Board of Directors;

2.	The approval of an amendment to the 1992 Stock Option Plan to increase the number of shares authorized under that Plan;

3.	The approval of an amendment to the 1992 Director Stock Option Plan to increase the number of shares authorized under that Plan; and

4.	Ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2007.
      Stockholders also will be asked to consider such other matters as may properly come before the Annual Meeting. The Board of Directors has established the close of business on Friday, June 9, 2006 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.
      IT IS REQUESTED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS

Michael McAndrew, Secretary
June 27, 2006

Notice of Annual Meeting of Stockholders
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING MATTERS
BOARD OF DIRECTORS AND CERTAIN BOARD COMMITTEES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PERFORMANCE GRAPH
EQUITY PLAN COMPENSATION INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
SUMMARY OF 1992 STOCK OPTION PLAN
SUMMARY OF 1992 DIRECTOR STOCK OPTION PLAN
INDEPENDENT PUBLIC ACCOUNTANTS
FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION
SOLICITATION OF PROXIES
STOCKHOLDER NOMINATIONS AND PROPOSALS
OTHER MATTERS

BLACK BOX CORPORATION
1000 Park Drive
Lawrence, Pennsylvania 15055

PROXY STATEMENT FOR ANNUAL MEETING
OF STOCKHOLDERS
August 8, 2006
      This Proxy Statement is being furnished to the holders of common stock, par value $.001 per share (“Common Stock”), of Black Box Corporation, a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or the “Board”) of proxies to be voted at the annual meeting of stockholders (the “Annual Meeting”) scheduled to be held on Tuesday, August 8, 2006, at 12:30 p.m. Eastern Daylight Time, at the offices of the Company at 1000 Park Drive, Lawrence, Pennsylvania 15055, or at any adjournment thereof. This Proxy Statement and form of proxy were first mailed to stockholders on or about June 29, 2006. A copy of the Company’s Annual Report to Stockholders for the fiscal year ended March 31, 2006 (“Fiscal 2006”) is being furnished with this Proxy Statement.
      Only holders of Common Stock of record as of the close of business on Friday, June 9, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On that date, 17,676,970 shares of Common Stock, each entitled to one vote per share, were outstanding.
      All shares of Common Stock represented by valid proxies received by the Secretary of the Company prior to the Annual Meeting will be voted as specified in the form of proxy. If no specification is made, the shares will be voted FOR the election of each of the Board’s nominees to the Board of Directors and each of the other matters submitted by the Board of Directors for vote by the stockholders. Unless otherwise indicated by the stockholder, the proxy card also confers discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting of which management had no knowledge prior to the mailing of this Proxy Statement. A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date (although no revocation shall be effective until actual notice thereof has been given to the Secretary of the Company), or by attending the meeting and voting his or her shares in person.
      Under the Company’s Second Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), Amended and Restated By-laws (the “By-laws”) and applicable state law, abstentions and broker non-votes (which arise from proxies delivered by brokers and others, where the record holder has not received direction on voting and does not have discretionary authority to vote on one or more matters) are each included in the determination of the number of shares present for purposes of determining a quorum. At the Annual Meeting, directors will be elected by a plurality vote and all other matters will be decided by the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are not votes cast and will not be included in calculating the number of votes necessary for approval of the matter.
      The Board of Directors unanimously recommends a vote FOR each of the nominees named below for election as director, FOR approval of an amendment to increase the number of shares authorized under the 1992 Stock Option Plan, FOR approval of an amendment to increase the number of shares authorized under the 1992 Director Stock Option Plan and FOR ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2007.

ANNUAL MEETING MATTERS
Proposal 1 – Election of Directors
      The By-laws provide that the number of directors constituting the entire Board shall be nine (9), or such other number as shall be fixed by the stockholders or by the Board of Directors. At present, the Board has fixed the number of directors at six (6) members. All directors are independent under the listing standards of the Nasdaq National Market (“Nasdaq”) except for Fred C. Young as a result of his position as the Company’s Chief Executive Officer.
      All directors of the Company stand for election each year. The Board has nominated six (6) persons for election to the Board at the Annual Meeting. Therefore, six (6) directors are to be elected at the Annual Meeting to hold office for a term of one (1) year and until their respective successors are elected and qualified, subject to the right of the stockholders to remove any director as provided in the By-laws. The stockholders may fill any vacancy in the office of a director. In the absence of a stockholder vote, a vacancy in the office of a director may be filled by the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected by the Board of Directors to fill a vacancy shall serve until his or her successor is elected or until his or her earlier death, resignation or removal. If the Board of Directors increases the number of directors, the Board of Directors may fill any vacancy so created.
      The holders of Common Stock have one vote for each share owned as of the record date in the election of directors. The six (6) nominees receiving the greatest number of affirmative votes will be elected as directors for terms expiring in 2007.
      The persons named as proxies on the enclosed proxy card were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting for the election of the following nominees to the Board of Directors: William F. Andrews, Richard L. Crouch, Thomas W. Golonski, Thomas G. Greig, Edward A. Nicholson, Ph.D. and Fred C. Young. All of the nominees presently serve as directors of the Company.
      The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If, at the time of the Annual Meeting, any of the named nominees is unable or unwilling to serve as a director of the Company, the persons named as proxies intend to vote for such substitute as may be nominated by the Board of Directors.
      The following sets forth certain information concerning the Company’s nominees for election to the Board of Directors at the Annual Meeting:
      William F. Andrews, 74, was elected a director of the Company on May 18, 1992. Mr. Andrews currently is Chairman of Corrections Corporation of America (private prisons) and Chairman of Katy Industries, Inc. (diversified manufacturing company). He was Chairman of Scovill Fasteners, Inc. and Northwestern Steel and Wire from 1996 to 2001. He has been a principal with Kohlberg & Co., a private investment company, since 1995. He is also a director of Corrections Corporation, Katy Industries, O’Charley’s, Inc. and Trex Company, Inc., all publicly-held companies.
      Richard L. Crouch, 59, was elected a director of the Company on August 10, 2004. Mr. Crouch was a General Partner with the firm of PricewaterhouseCoopers LLP from 1979 to 2004, having served as an Audit Partner principally assigned to public companies. He served in various capacities for the firm, including service as a regional accounting, auditing and Securities and Exchange Commission services consultant. He retired from the firm on July 2, 2004.
      Thomas W. Golonski, 63, was selected to be a director of the Company on February 11, 2003 and was elected by the stockholders on August 12, 2003. Mr. Golonski served as Chairman, President and Chief Executive Officer of National City Bank of Pennsylvania and Executive Vice President of National City Corporation from 1996 to 2005. He retired from National City in 2005. He is a director of several economic development organizations and active in other charitable and financial organizations.

      Thomas G. Greig, 58, was elected a director of the Company on August 10, 1999 and appointed as non-executive Chairman of the Board in May 2004. Mr. Greig has been a Managing Director of Liberty Capital Partners, a private equity partnership, since 1998. He is also a director of publicly-held Rudolph Technologies, Inc., a number of privately-held companies and a public, not-for-profit foundation.
      Edward A. Nicholson, Ph.D., 66, was elected a director of the Company on August 10, 2004. Dr. Nicholson served as President of Robert Morris University from 1989 to 2005 and is presently a Professor of Management at Robert Morris. He has served a number of businesses and government agencies as a consultant in the areas of long-range planning, organization design and labor relations. He is also a director of publicly-held Shopsmith Inc. and several regional economic, charitable and cultural organizations.
      Fred C. Young, 50, was elected a director of the Company on December 18, 1995, President on May 9, 1997 and Chairman and Chief Executive Officer on June 24, 1998. Mr. Young served as Chairman until May 2004 when Mr. Greig was appointed as non-executive Chairman of the Board. He served as Chief Operating Officer from May 1996 until June 1998 and Chief Financial Officer and Treasurer from 1991 until May 1997 and was Secretary from 1991 until May 1999. He is also a director of Citizens Bank of Pennsylvania.
Proposal 2 – Approval of Increase to 1992 Stock Option Plan Shares
      In November 1992, the Board of Directors and stockholders adopted the 1992 Stock Option Plan (the “Employee Plan”). The Employee Plan constitutes a key element of the Company’s total compensation program. This plan is designed to motivate key employees of the Company to remain focused on long-term stockholder value performance.
      As a result of prior grants of stock options under the Employee Plan, the number of shares of Common Stock available for the grant of stock options or stock appreciation rights as of May 31, 2006 was 39,068. In order to maintain the Company’s pay-for-performance compensation philosophy, the Board has adopted and proposes that the stockholders approve an amendment to the Employee Plan which will increase the total number of shares available for the grant of stock options or stock appreciation rights under the Employee Plan by 630,000 shares. The aggregate number of shares will increase from 9,200,000 to 9,830,000.
      The Board believes that the increase in the number of shares available for issuance under the Employee Plan will:

•	Support the Company’s strategy of using stock options as a key component of an employee’s total compensation. The Company’s philosophy is to be conservative with the cash component of total compensation, make a significant portion of total compensation at-risk and variable and tie the at-risk, variable portion to overall Company stock performance through grants of stock options.

•	Strengthen the Company’s ability to retain key employees and motivate such employees to remain focused on long-term stockholder value performance.

•	Continue to provide benefit to employees only when stock appreciation is realized as shares are issued at fair market value at the date of grant.

•	Support the intention of the Employee Plan to serve as a post-retirement benefit program. Generally, the Company does not have a Company-funded post-retirement medical benefits program or a defined benefit pension program for its key employees. Therefore, the Employee Plan can serve to cover the cost of these types of post-retirement benefits. This program design is consistent with the Company’s overall philosophy of pay-for-performance.

•	The Company has analyzed the impact of outstanding stock options, including the proposed increase in the number of shares of Common Stock available for the grant of stock options or stock appreciation rights under the Employee Plan, and has determined that the dilutive impact of outstanding options, including such increase, is within certain investor-based guidelines and lower than the average dilutive impact for companies in its industry group.

•	As of May 31, 2006, 85% of the total outstanding options granted to current employees were vested. Consequently, the Board believes that the key employees continue to retain their options as they are personally committed to the Company’s long-term profit goals and subsequent opportunity for stock appreciation, thereby aligning their financial goals with those of the stockholders. Because of the retention of vested options, the number of shares outstanding attributable to the Employee Plan is higher than if employees were to have exercised such options and sold the shares.

•	Provide additional free cash flow to the Company as options are exercised from time to time. The Company has utilized cash generated from operating activities and cash from stock option exercises to repurchase 6.9 million shares of Common Stock for approximately $297 million through its stock repurchase program initiated in April 1999.
      For the above stated reasons, the Board believes that the proposed increase is appropriate.
      The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required to approve this amendment to the Employee Plan. Unless otherwise directed by the stockholders, proxies will be voted FOR this proposal.
      Because one of the members of the Board of Directors, as an executive officer, is eligible to receive awards under the Employee Plan, he may be deemed to have a personal interest in the adoption of this proposal.
      The Board of Directors unanimously recommends that the stockholders vote FOR approval of Proposal 2.
Proposal 3 – Approval of Increase to 1992 Director Stock Option Plan Shares
      In November 1992, the Board of Directors and stockholders adopted the 1992 Director Stock Option Plan (the “Director Plan”). The Director Plan constitutes a key element of the Company’s incentive program that is utilized to attract and retain the services of persons capable of filling director positions of the Company.
      As a result of prior grants of stock options under the Director Plan, the number of shares of Common Stock available for the grant of stock options or stock appreciation rights as of May 31, 2006 was 27,884. In order to maintain the Company’s incentive plan to attract and retain directors, the Board has adopted and proposes that the stockholders approve an amendment to the Director Plan which will increase the total number of shares available for the grant of stock options or stock appreciation rights under the Director Plan by 20,000 shares. The aggregate number of shares will increase from 250,000 to 270,000.
      The Board believes that the increase in the number of shares available for issuance under the Director Plan will:

•	Maintain the Company’s ability to attract and retain directors capable of filling such positions.

•	Motivate directors to remain focused on long-term stockholder value performance, benefit directors only when stock appreciation is realized and provide free cash flow to the Company all in the same manner as previously described in relation to the Employee Plan.

•	Support the Company’s philosophy of using at-risk, variable compensation as a key component of a director’s total compensation. This enables the Company to remain conservative relative to the fixed fees paid to directors and maintain consistency with the compensation philosophy the Company has adopted for its employees.

•	The Company has analyzed the impact of outstanding stock options, including the proposed increase in the number of shares of Common Stock available for the grant of stock options or stock appreciation rights under the Director Plan, and has determined that the dilutive impact of outstanding options, including such increase, is within certain investor-based guidelines and lower than the average dilutive impact for companies in its industry group.
      For the above stated reasons, the Board believes that the proposed increase is appropriate.

      The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required to approve this amendment to the Director Plan. Unless otherwise directed by the stockholders, proxies will be voted FOR this proposal.
      Because non-employee directors are eligible to receive awards under the Director Plan, each of them may be deemed to have a personal interest in the adoption of this proposal.
      The Board of Directors unanimously recommends that the stockholders vote FOR approval of Proposal 3.
Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm
      In June 2006, the Audit Committee of the Board of Directors appointed BDO Seidman, LLP (“BDO”) as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2007. As a sound governance matter, the Audit Committee has determined to submit the appointment to stockholders for ratification at the Annual Meeting.
      The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required for the ratification by the Company’s stockholders of such appointment. Unless otherwise directed by the stockholders, proxies will be voted FOR the ratification of the appointment of BDO as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2007. In the event that this appointment is not ratified by the stockholders, the Audit Committee will consider this vote in determining its future appointment of the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.
      A representative of BDO is expected to be present at the Annual Meeting, will not be making a statement but will be available to respond to appropriate questions.
      The Board of Directors unanimously recommends that the stockholders vote FOR approval of Proposal 4.
BOARD OF DIRECTORS AND CERTAIN BOARD COMMITTEES
      The Board of Directors held five (5) meetings during Fiscal 2006. During Fiscal 2006, each director attended at least 75% of the meetings of the Board of Directors and each committee on which such director served. All Board meetings and most committee meetings include an executive session attended only by the non-employee members of the Board.
      Directors who are not employees of the Company receive directors’ fees of $7,500 per annum, paid quarterly, and an additional fee of $375 for each meeting of the Board of Directors attended in person. The non-executive Chairman of the Board also receives an annual fee of $60,000, paid quarterly. Non-employee directors also may receive stock options under the Director Plan. In October 2005, the non-employee directors were each granted an option to purchase 7,000 shares of Common Stock, under the Director Plan, at an exercise price of $39.77 per share, the fair market value of the Common Stock on the date of grant of the options. In addition, the Company maintains directors’ and officers’ liability insurance. Audit Committee members receive a fee of $1,500 for each meeting of the Audit Committee attended in person or by telephone. The Chairman of the Audit Committee also receives an annual fee of $6,000, paid quarterly.
      Stockholders can communicate with the Board of Directors or to individual members of the Board by writing to the Company’s Secretary at: Black Box Corporation, 1000 Park Drive, Lawrence, Pennsylvania 15055. The Board of Directors believes that the annual meetings held by the Company are also appropriate for stockholder communications with the Board. The Board strongly encourages board member attendance at all meetings, including annual meetings with stockholders. All current directors attended the annual meeting of stockholders held in August 2005.

      The Board of Directors has four (4) standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Governance Committee.
Audit Committee
      The Board has an Audit Committee, consisting of Mr. Richard L. Crouch, as chair, Mr. Thomas W. Golonski and Mr. Thomas G. Greig. Each member of the Audit Committee is independent under Nasdaq’s listing standards for audit committee members.
      The Audit Committee’s duties include the sole authority and direct responsibility over the selection (subject to stockholder ratification if the Committee so elects), evaluation, retention and replacement of the Company’s independent registered public accounting firm. The Committee also has responsibility for determining the compensation and other terms of engagement of such independent auditors.
      The Audit Committee has such other duties and responsibilities as are set forth in its written charter, a copy of which is attached to the Proxy Statement for Annual Meeting of Stockholders held on August 10, 2004 (the “2004 Proxy Statement”) as Annex A. These duties and responsibilities include pre-approval of all audit services and permitted non-audit services, oversight of the independent auditors, review of financial statements and Securities and Exchange Commission (“SEC”) filings, review of the lead audit partner, review of the auditors’ independence, discussions with the auditors regarding the planning and scope of the audit, discussions regarding the Company’s internal controls over financial reporting and the establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing and the confidentiality thereof. The Audit Committee may, from time to time, delegate authority for pre-approval of audit services and permitted non-audit services to the Audit Committee chair.
      The Audit Committee or Audit Committee chair pre-approved all services performed by BDO during Fiscal 2006.
      The Board of Directors has determined that all of the members of the Audit Committee, Messrs. Crouch, Golonski and Greig, qualify as audit committee financial experts within the meaning of SEC regulations and that they have the requisite level of financial sophistication required under Nasdaq’s listing standards. The Board of Directors also has determined that Messrs. Crouch, Golonski and Greig are independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the SEC’s proxy rules.
      The Audit Committee met eight (8) times in Fiscal 2006.
Compensation Committee
      The Board has a Compensation Committee, consisting of Mr. Thomas W. Golonski, as chair, Mr. Richard L. Crouch and Mr. Thomas G. Greig. The Compensation Committee is responsible for reviewing and recommending to the Board of Directors the total compensation of the executive officers of the Company. The Committee also administers the Company’s stock option plans.
      The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to the 2004 Proxy Statement as Annex B.
      The Compensation Committee met five (5) times in Fiscal 2006.
Nominating Committee
      The Board has a Nominating Committee, consisting of Edward A. Nicholson, Ph.D., as chair, Mr. William F. Andrews and Mr. Thomas G. Greig. Each member of the Nominating Committee is independent under Nasdaq’s listing standards.
      The duties of the Nominating Committee are to identify and evaluate potential candidates for any Board vacancies, including any individuals recommended by committee members, other Board members, the Company’s management or current stockholders of the Company or identified by third-party executive search firms, recommend to the Board individuals to be nominated for election as directors by the stockholders at the Company’s annual meeting and, from time to time, recommend to the Board individuals to be elected by the Board to fill Board vacancies.

      The Nominating Committee considers the independence, experience relative to the business of the Company and the needs of the Board, diversity and the ability to represent stockholders in evaluating potential nominees. Potential Board members should show a willingness to fully participate in Board meetings, a proven track record of career accomplishments, the ability to make sound judgments and leadership qualities.
      It is the Nominating Committee’s policy to consider stockholder proposals for nominees that are nominated in accordance with the Certificate of Incorporation, By-laws and other applicable laws, including the rules and regulations of the SEC and any stock market on which the Company’s stock is listed for trading or quotation. Generally, such recommendations made by a stockholder entitled to notice of, and to vote at, the meeting at which such proposed nominee is to be considered, are required to be written and received by the Secretary of the Company within a prescribed time period prior to the annual or special meeting. See “Stockholder Nominations and Proposals” for a description of the procedures to be followed in order to submit a recommendation for a nominee.
      The Nominating Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to the 2004 Proxy Statement as Annex C.
      The Nominating Committee met three (3) times in Fiscal 2006.
Governance Committee
      The Board has a Governance Committee, consisting of Mr. William F. Andrews, as chair, Mr. Thomas W. Golonski and Edward A. Nicholson, Ph.D. The Governance Committee is responsible for reviewing, on an ongoing basis, the corporate governance practices and principles established and implemented by the Board and management for the Company, monitoring trends and regulatory requirements in corporate governance and recommending to the Board any changes in the Company’s corporate governance practices and functions based upon such trends and regulatory requirements. The Governance Committee performs an annual evaluation of the objectives and performance of the members of the Board in connection with its review of the compensation paid to Board members.
      The Governance Committee monitors the corporate governance scoring for the Company as developed by Institutional Shareholder Services (“ISS”), an independent service. The ISS Corporate Governance Quotient score for the Company as of June 2006 indicated that the Company outperformed 84% of the companies in the technology hardware and equipment group and 69% of the companies in the Standard & Poor’s 600 Index.
      The Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to the 2004 Proxy Statement as Annex D.
      The Governance Committee met four (4) times in Fiscal 2006.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Cash and Certain Other Compensation
      The following table sets forth all cash compensation paid by the Company and its subsidiaries, as well as other compensation paid or accrued, to the Company’s chief executive officer and to the other executive officers of the Company at the end of Fiscal 2006 (each of whom received annual salary and bonus in Fiscal 2006 which exceeded $100,000) (the “Named Executive Officers”) for each of the fiscal years ended March 31, 2004, 2005 and 2006, respectively. Such compensation was paid for services rendered in all capacities to the Company and its subsidiaries:
SUMMARY COMPENSATION TABLE

					Long-Term
		Annual Compensation			Compensation

					Awards

					Securities
					Underlying	All Other
Name and Principal Position	Year	Salary		Bonus	Options	Compensation

		($)		($)	(#)	($)

Fred C. Young	2006	474,994		237,500	110,000	4,400 (1)
Chief Executive Officer	2005	474,994		-0-	200,000	3,775 (1)
	2004	474,994		100,000	100,000	4,240 (1)

Roger E. M. Croft	2006	178,808	(2)	-0-	-0-	69,440 (2)(3)
Senior Vice President	2005	215,264	(2)	-0-	50,000	87,015 (2)(3)
	2004	215,264	(2)	100,000	35,000	87,014 (2)(3)

Michael McAndrew	2006	150,000		137,500	50,000	3,980 (1)
Vice President, Chief Financial Officer,	2005	125,000		-0-	40,000	3,802 (1)
Treasurer and Secretary	2004	125,000		31,500	20,000	3,488 (1)

Francis W. Wertheimber	2006	215,220	(2)	69,777 (2)	50,000	60,548 (2)(3)
Senior Vice President	2005	215,220	(2)	-0-	50,000	60,548 (2)(3)
	2004	215,220	(2)	100,000	35,000	59,598 (2)(3)

(1)	Represents amounts paid by the employer for the individual under a 401(k) plan and payments for life insurance premiums.

(2)	Represents local currencies converted to U.S. dollars at March 31, 2006 exchange rates.

(3)	Represents amounts paid by the employer for the individual under a pension plan and for automobile expenses.
Stock Option Plans
      The Board of Directors and stockholders of the Company have adopted the Employee Plan, and have authorized the issuance of options and stock appreciation rights covering up to 9,200,000 shares of Common Stock under this plan (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events). Options and stock appreciation rights may be granted under the Employee Plan to key salaried and hourly employees (including those who may also be directors but who are not members of the Compensation Committee) of the Company and its subsidiaries.

      The Board of Directors and stockholders have also adopted the Director Plan, and have authorized the issuance of options and stock appreciation rights covering up to 250,000 shares of Common Stock under this plan (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events). Under the Director Plan, the Compensation Committee may grant options and stock appreciation rights to non-employee directors of the Company.
      The following table sets forth information concerning the stock options granted to each of the Company’s Named Executive Officers in Fiscal 2006:
OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at
					Assumed Annual Rates of Stock
					Price Appreciation For Option Term
	Individual Grants				(1)

	Number of	% of Total
	Securities	Options
	Underlying	Granted to
	Options	Employees in	Exercise or	Expiration
Name	Granted	Fiscal Year	Base Price	Date	5%		10%

	(#)	(%)	($/Share)		($)		($)

Fred C. Young	110,000	8.8%	39.77	10/31/15	2,751,225	(2)	6,972,145	(3)

Roger E. M. Croft	-0-	—	—	—	—		—

Michael McAndrew	50,000	4.0%	39.77	10/31/15	1,250,557	(2)	3,169,157	(3)

Francis W. Wertheimber	50,000	4.0%	39.77	10/31/15	1,250,557	(2)	3,169,157	(3)

All Stockholders					440,036,056	(4)	1,115,137,761	(4)

(1)	Assumes, from the date of grant of the option through its 10 year expiration date, a hypothetical 5% and 10% per year appreciation (compounded annually) in the fair market value of the Common Stock. The 5% and 10% rates of appreciation are set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, in the Common Stock. If the Common Stock does not increase in value from the date of grant of the stock option, such option would be valueless.

(2)	Assuming the exercise price of $39.77 per share appreciates at 5% per annum, the fair market value of the Common Stock after 10 years is $64.78 per share.

(3)	Assuming the exercise price of $39.77 per share appreciates at 10% per annum, the fair market value of the Common Stock after 10 years is $103.15 per share.

(4)	Represents assumed appreciation in market value of 5% per annum and 10% per annum, respectively, of shares of Common Stock outstanding as of March 31, 2006 over a term of 10 years, measured from such date and assuming an average purchase price of $39.77 per share.

      The following table sets forth information with respect to each of the Company’s Named Executive Officers concerning the exercise of options during Fiscal 2006 and unexercised options held as of March 31, 2006:
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
	Shares Acquired	Net Value	Options at	Options at
Name	on Exercise	Realized	Fiscal Year End	Fiscal Year End (1)

	(#)	($)	(# Exercisable/	($ Exercisable/
			# Unexercisable)	$ Unexercisable)

Fred C. Young	76,000	2,038,320	1,432,068/ 133,334	16,508,088/ 1,771,342

Roger E. M. Croft	105,000	1,280,862	121,817/ 33,334	568,501/ 458,676

Michael McAndrew	-0-	-0-	144,385/ 26,667	1,478,120/ 366,938

Francis W. Wertheimber	-0-	-0-	203,438/ 33,334	1,379,489/ 458,676

(1)	This Value of Unexercised In-the-Money Options represents the difference between the March 31, 2006 closing stock price of $48.05 and the option cost for all exercisable and unexercisable options.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Membership and Role of Compensation Committee
      The Compensation Committee of the Board of Directors consists of Mr. Thomas W. Golonski, as chair, Mr. Richard L. Crouch and Mr. Thomas G. Greig. The Compensation Committee operates under a written charter adopted by the Board of Directors. The Compensation Committee is charged with administering the Company’s compensation programs for executive officers, consisting of fixed compensation and incentive compensation plans, including the Company’s stock option plans. The Company believes that its total executive compensation package should be designed to facilitate the achievement of short- and long-range Company goals, to recognize individual executive performance and contribution and to promote increased value creation for the Company’s stockholders. To this end, the Company and the Compensation Committee seek to:

•	Hire, train, develop, compensate and retain the highest quality executives possible for the Company’s success.

•	Reward executives for outstanding contributions to the achievement of the Company’s goals and overall success.

•	Provide incentives for executives to align their goals with those of the stockholders through a pay-for-performance philosophy in the form of fixed and at-risk, variable compensation.
Annual Executive Compensation
      The annual compensation for executives is paid based upon performance, experience, the requirements of the position and the executive’s relative ability to impact the Company’s overall success. The Company and the Compensation Committee believe that the annual compensation paid to the Company’s executives has historically been competitive with that paid to executives in the industry. In making compensation decisions, the Company has relied upon its Board of Directors and the Compensation Committee’s collective knowledge of the industry and the functions that Company executives perform.
      The primary goals for executives, in their own respective positions, are to help the Company achieve its annual profit and cash flow targets. Fixed salaries for the executives are reviewed by the Compensation Committee on an annual basis and may be increased or decreased based upon the Compensation Committee’s decision that they are competitive in the industry, and/or that a particular executive’s contributions to the Company have been significant during the year. In making its decision, the Compensation Committee will also consider the amount of each executive’s overall compensation, which is in the form of base salary versus compensation that is at-risk.

      Included in total compensation is at-risk incentive compensation. Generally, the incentive compensation payments are made as a percentage of fixed salaries. Any payments are subject to approval by the Board of Directors.
Employment Agreements
      The Company entered into an agreement with Fred C. Young in May 2004 and into agreements with Roger E. M. Croft and Francis W. Wertheimber in November 2004. The agreements generally provide for certain benefits to these executive officers in the event that their employment is terminated within two (2) years (three (3) years in the case of Mr. Young) of a change of control either by (a) the Company for other than cause, death, disability or retirement or (b) the officer’s resignation for good reason. A change of control is deemed to occur if it is reportable as such by SEC rules or if 20% or more of the Company’s capital stock is acquired, or 51% or more of its capital stock is issued in a merger or substantially all assets are sold. Mr. Young also is entitled to receive the benefits upon termination by him of his employment for any reason during a 30-day period commencing six (6) months after a change in control.
      Additionally, Mr. Young will receive the benefits if (a) he is terminated by the Company for other than cause, death, disability or retirement or (b) upon his resignation if the Board of Directors removes or fails to reelect him to the chief executive officer position or otherwise reduces the power and status of such position at any time other than at a time when he could have been terminated for cause.
      The agreements define cause as the officer’s deliberate and intentional failure to devote his or her best efforts to the performance of duties, conviction of criminal fraud or a felony involving moral turpitude, gross misconduct materially and demonstrably damaging to the Company, continuing failure after notice to adhere to the nondisclosure and noncompete portions of the agreement and willful failure to follow instructions of the Board. Good reason is defined as the failure of the Company to have any successor assume the agreement and the occurrence of any of the following after a change in control: the assignment of new duties materially and substantially inconsistent with prior duties and/or a material change in reporting responsibilities, reduction in base salary, failure to continue comparable incentive compensation, failure to continue comparable stock option and other fringe benefits, relocation beyond 50 miles and any purported termination other than for disability or retirement or made without a specified written notice of termination.
      The benefits provided by the agreements generally equal two (2) years (three (3) years in the case of Mr. Young) of annual base salary, annualized long-term incentive plan payments, other cash bonuses and medical insurance or similar benefit plans (“Benefits”). In addition, all of an executive’s unvested options shall vest and remain outstanding for their stated term if such executive is entitled to the Benefits upon his or her termination as discussed above. Further, all of Mr. Young’s unvested options shall vest and remain outstanding for their stated term (a) in the event of his death or (b) if he terminates his employment after May 11, 2007 at any time other than at a time when he could have been terminated for cause.
      The original term of each of the agreements is five (5) years with an evergreen renewal on a one-year basis thereafter absent notice of nonrenewal six (6) months prior to the renewal date.
Company Stock Option Plan
      In the fiscal year ended March 31, 1993, the Board of Directors and stockholders approved the Employee Plan, pursuant to which the Compensation Committee may grant stock options or stock appreciation rights to key employees, including those who may be executive officers of the Company. This plan was amended in the fiscal years ended March 31, 1995 through 2006 pursuant to stockholder votes to increase the number of shares available for the grant of options thereunder. Information with respect to the options granted to the Named Executive Officers in Fiscal 2006 is set forth in the table entitled “Option Grants in Last Fiscal Year”

appearing elsewhere in this Proxy Statement. The Compensation Committee believes that the options granted are consistent with the Company’s overall compensation policies and the individual compensation packages of each Named Executive Officer.
      The Employee Plan requires that all options have an exercise price of not less than the fair market value of the stock on the date of grant of the option.
Chief Executive Officer’s Compensation Analysis
      In determining the total compensation for Fred C. Young, Chief Executive Officer of the Company, the Compensation Committee used the same criteria described above in the opening paragraphs of the Annual Executive Compensation section.
      The Compensation Committee believes that the total compensation for Mr. Young was appropriate for Fiscal 2006 because of the overall performance of the Company, his individual performance and comparable executive compensation in the industry.
Summary
      The Company’s total compensation plan is predicated on the Compensation Committee’s and the Company’s belief that executives contribute to stockholder returns by maximizing profits and cash flow.
      The Compensation Committee believes that the total compensation paid to its executives for Fiscal 2006 was reasonable in view of the Company’s performance relative to the overall industry.

Compensation Committee:

Richard L. Crouch
Thomas W. Golonski
Thomas G. Greig

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The following is the report of the Audit Committee with respect to the Company’s audited financial statements for Fiscal 2006 included in the Company’s Annual Report on Form 10-K. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
Membership and Role of Audit Committee
      The Audit Committee of the Board of Directors consists of Mr. Richard L. Crouch, as chair, Mr. Thomas W. Golonski and Mr. Thomas G. Greig. Each of the members of the Audit Committee is independent as defined under Nasdaq’s listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.
Review with Management
      The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.
Review and Discussions with Independent Registered Public Accounting Firm
      The Audit Committee has discussed with BDO, the Company’s independent registered public accounting firm for Fiscal 2006, the matters required to be discussed by SAS 61, as amended (Codification of Statements on Accounting Standards), which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.
      The Audit Committee has also received written disclosures and the letter from BDO required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with BDO their independence from the Company.
Conclusion
      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2006.

Audit Committee:

Richard L. Crouch
Thomas W. Golonski
Thomas G. Greig

CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      On August 6, 2004, Ernst and Young LLP (“E&Y”) informed the Company that it would resign as the independent registered public accounting firm for the Company upon completion of its review of the interim financial information for the Company’s second fiscal quarter ended October 2, 2004 and the filing of the Company’s Quarterly Report on Form 10-Q for such period. The Audit Committee was not required to take any action regarding the resignation.
      The reports of E&Y on the Company’s financial statements for the fiscal years ended March 31, 2003 and 2004, the two most recent fiscal years prior to E&Y’s resignation, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended March 31, 2003 and 2004 and through the effective date of E&Y’s resignation, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused them to make reference thereto in their report on the financial statements for such years. During the fiscal years ended March 31, 2003 and 2004 and through the effective date of E&Y’s resignation, there were no reportable events except as discussed below.
      The Company engaged BDO as its independent registered public accounting firm effective as of October 28, 2004. During the two fiscal years ended March 31, 2004 and March 31, 2003, and through October 28, 2004, the Company had not consulted with BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of disagreement or a reportable event. The selection of BDO as the Company’s independent auditors was made by the Audit Committee.
      As previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004 (the “2004 Form 10-K”), in connection with its fiscal year end audit procedures, E&Y reported to management and to the Audit Committee that the combination of identified reportable conditions under standards established by the American Institute of Certified Public Accountants, internal control deficiencies at the Company relating primarily to the internal control environment, the risk assessment process, the monitoring process that assesses the quality of the Company’s internal control performance and year-end audit adjustments collectively constituted a material weakness in the Company’s internal control over financial reporting. E&Y advised the Company, however, that none of these conditions or concerns individually constituted a material weakness.
      Under Section 404 of the Sarbanes-Oxley Act of 2002, management of the Company was required to report on the Company’s internal control over financial reporting in the Company’s Annual Reports on Form 10-K for the fiscal year ended March 31, 2005 (“Fiscal 2005”) and the fiscal year ended March 31, 2006, which were filed with the SEC on June 14, 2005 (the “2005 Form 10-K”) and June 14, 2006 (the “2006 Form 10-K”), respectively, and BDO was required to assess management’s reports. In the 2005 Form 10-K and the 2006 Form 10-K, Company management concluded that the Company’s internal control over financial reporting was effective at the reasonable assurance level as of March 31, 2005 and March 31, 2006, respectively, subject in each case to certain permitted exceptions for newly-acquired companies. BDO, in its report dated May 25, 2005 included in the 2005 Form 10-K and in its report dated May 26, 2006 included in the 2006 Form 10-K, stated that management’s assessment that the Company maintained effective internal control over financial reporting as of March 31, 2005 and March 31, 2006 were fairly stated, in all material respects, based on applicable criteria. The Company refers the reader to the 2006 Form 10-K, 2005 Form 10-K and 2004 Form 10-K for a complete discussion of these matters.

PERFORMANCE GRAPH
      The graph below represents and compares the value, through March 31, 2006, of a hypothetical investment of $100 made on March 31, 2001, in each of (i) the Common Stock, (ii) a peer group of companies determined by the Company (the “Peer Group”), (iii) the Nasdaq Stock Market (U.S.), (iv) the Russell 2000 and (v) the S&P Small Cap 600, assuming the reinvestment of dividends in each case. The Peer Group consists of CDW Corporation, Cisco Systems, Inc., Avaya Inc., Nortel Networks Corporation, International Business Machines Corporation and Electronic Data Systems Corporation. The Peer Group was added to the performance graph because the Company believes that, given its current mix of revenues generated from network infrastructure on-site services and products, the performance of this Peer Group is a relevant metric.

	3/31/2001	3/31/2002	3/31/2003	3/31/2004	3/31/2005	3/31/2006

Black Box Corporation	$100.00	$108.66	$66.67	$120.80	$ 85.04	$109.85

Peer Group	$100.00	$ 95.30	$59.96	$111.25	$ 90.89	$ 96.83

Nasdaq Stock Market (U.S.)	$100.00	$103.39	$77.21	$113.36	$113.86	$135.02

Russell 2000	$100.00	$113.98	$83.25	$136.39	$143.77	$180.93

S&P Small Cap 600	$100.00	$121.97	$91.71	$143.51	$162.28	$201.34

EQUITY PLAN COMPENSATION INFORMATION
      The following table sets forth information about the Company’s equity compensation plans as of March 31, 2006:

	(a)	(b)	(c)
Number of Securities
Remaining Available for
	Number of Securities to Be	Weighted-Average	Future Issuance Under Equity
	Issued Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plans	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	5,051,544 (1)	$38.28	65,150

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	5,051,544	$38.28	65,150

(1)	Includes both vested and unvested options.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      The following table sets forth information publicly available to the Company, as of March 31, 2006, regarding the beneficial ownership of the Common Stock by all stockholders, other than Fred C. Young (whose information is disclosed in the Security Ownership of Management table set forth below), known by the Company to be beneficial owners of more than five percent (5%) of its outstanding Common Stock:

	Number of	Percent of
	Shares	Shares (5)

FMR Corp. (1)	2,546,525	14.5%
82 Devonshire Street, Boston, MA 02109

Dimensional Fund Advisors Inc. (2)	1,333,388	7.6%
1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401

AXA (3)	986,887	5.6%
26, Rue Drouot, 75009 Paris, France

LSV Asset Management (4)	892,802	5.1%
1 N. Wacker Drive, Suite 400, Chicago, IL 60606

(1)	Includes 2,276,925 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, of which 1,981,025 shares are owned by one investment company, Fidelity Low Priced Stock Fund. Edward C. Johnson 3d, FMR Corp. and the funds each has sole power to dispose of the 2,276,925 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. Also includes 269,600 shares beneficially owned by Fidelity Management Trust Company, a wholly-owned bank subsidiary of FMR Corp., serving as investment manager of certain institutional accounts. Edward C. Johnson 3d and FMR Corp. each has sole power to dispose of the 269,600 shares owned by the institutional accounts and sole power to vote or direct the voting of these shares. This information is derived from FMR Corp.’s Schedule 13G filed on February 14, 2006.

(2)	Dimensional Fund Advisors Inc. (“Dimensional”) is a registered investment advisor that furnishes investment advice to four registered investment companies and serves as manager to certain other commingled group trusts and separate accounts. This information is derived from Dimensional’s Schedule 13G filed on February 6, 2006.

(3)	Includes 725,179 shares beneficially owned by AXA Rosenberg Investment Management LLC, of which it has sole voting power with respect to 306,320 shares and sole dispositive power with respect to 725,179 shares. Includes 260,308 shares beneficially owned by Alliance Capital Management, L.P., of which it has sole voting power with respect to 207,983 shares, shared voting power with respect to 2,025 shares and sole dispositive power with respect to 260,308 shares. Also includes 1,400 shares beneficially owned by AXA Equitable Life Insurance Company, of which it has sole dispositive power. AXA and its controlling entities, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA Assurances I.A.R.D. Mutuelle, are members of a group which is deemed to beneficially own the shares reported. This information is derived from AXA’s Schedule 13G filed on February 14, 2006.

(4)	LSV Asset Management (“LSV”) is a registered investment adviser and beneficially owns 892,802 shares, of which it has sole voting power with respect to 595,997 shares and sole dispositive power with respect to 892,802 shares. This information is derived from LSV’s Schedule 13G filed on February 10, 2006.

(5)	Based on 17,593,603 shares outstanding as of March 31, 2006.
SECURITY OWNERSHIP OF MANAGEMENT
      The following table sets forth certain information available to the Company, as of March 31, 2006, regarding the shares of the Common Stock beneficially owned by (i) each of the Company’s directors; (ii) each of the Company’s Named Executive Officers; and (iii) all directors and executive officers of the Company as a group:

	Number of	Percent of
	Shares	Shares (4)

William F. Andrews (1)	63,002	*

Roger E. M. Croft (2)	121,818	*

Richard L. Crouch (1)	9,300	*

Thomas W. Golonski (1)	20,500	*

Thomas G. Greig (1)	41,003	*

Michael McAndrew (2)	144,386	*

Edward A. Nicholson, Ph.D. (1)	9,000	*

Francis W. Wertheimber (2)	203,439	1.1%

Fred C. Young (2)	1,545,420	8.1%

All directors and executive officers listed above, as a group of nine persons (3)	2,157,868	11.0%

(1)	Includes for Mr. Andrews, Mr. Crouch, Mr. Golonski, Mr. Greig and Dr. Nicholson: 53,002, 9,000, 20,000, 35,002 and 9,000 shares, respectively, pursuant to rights to acquire such shares as a result of vested options, as of May 30, 2006, granted under the Director Plan.

(2)	Includes for Mr. Croft, Mr. McAndrew, Mr. Wertheimber and Mr. Young: 121,817, 144,385, 203,438 and 1,432,068 shares, respectively, pursuant to rights to acquire such shares as a result of vested options, as of May 30, 2006, granted under the Employee Plan. For Mr. Young, includes 1,611 shares held by his children or in trust for his children.

(3)	Includes for all directors and named executive officers as a group 2,027,712 shares pursuant to rights to acquire such shares as a result of vested options granted under the Employee Plan and the Director Plan.

(4)	Based on 17,593,603 shares outstanding as of March 31, 2006.
    The difference between the amounts set forth in the above table and the amounts indicated in the footnotes are shares owned outright either directly or indirectly.
 *     Represents less than 1% of the Common Stock outstanding.

SUMMARY OF 1992 STOCK OPTION PLAN
      The following is a summary description of the Employee Plan, is not a complete statement of the Employee Plan and is qualified in its entirety by reference to the complete text of the Employee Plan, a copy of which is available from the Company upon request.
      Administration. The Employee Plan is administered by a committee consisting of at least two (2) non-employee directors of the Company who are appointed by and serve at the pleasure of the Board of Directors (the “Committee”). The Committee, from time to time at its discretion, makes determinations with respect to the persons who shall be granted options (“Options”) or stock appreciation rights (“Rights”), the number of shares of the Common Stock that may be purchased pursuant to such Options or Rights and the designation of Options as Incentive Stock Options or Non-Qualified Stock Options, as defined below. The interpretation and construction by the Committee of any provisions of the Employee Plan or of an Option or Right granted thereunder is binding and conclusive on all optionees and on their legal representatives and beneficiaries. The Committee shall not have the authority to reprice outstanding Options or Rights without stockholder approval.
      Types of Options. The Committee, in its discretion, may grant Options to purchase shares of Common Stock either in the form of incentive stock options (“Incentive Stock Options”) qualified as such under the Internal Revenue Code of 1986, as amended (the “Code”), or other options (“Non-Qualified Stock Options”), as designated in the optionee’s stock option agreement. Historically, the Company has only granted Non-Qualified Stock Options.
      Rights. The Committee, in its discretion, may grant Rights either alone, simultaneously with the grant of an Incentive Stock Option or Non-Qualified Stock Option and in conjunction therewith, or subsequent to the grant of a Non-Qualified Stock Option and in conjunction therewith or in the alternative thereto.
      Eligibility. Any key salaried or hourly employee who is not a member of the Committee may be granted Incentive Stock Options, Non-Qualified Stock Options or Rights under the Employee Plan until November 30, 2012.
      Exercise Price. The Committee shall determine the exercise price for each Option or Right granted under the Employee Plan; provided, however, that the exercise price: (i) in the case of an Incentive Stock Option granted to an employee, other than an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company (a “Ten-Percent Stockholder”), or in the case of a Non-Qualified Stock Option, shall not be less than the fair market value of the shares to which the Option relates on the date of grant; (ii) in the case of an Incentive Stock Option granted to an employee who is a Ten-Percent Stockholder, shall not be less than 110% of the fair market value of the shares to which the Option relates on the date of grant; and (iii) in the case of a Right granted alone, shall not be less than 100% of the fair market value of the shares to which the Right relates. On June 22, 2006, the closing price of the Common Stock on Nasdaq was $38.45.
      Exercise Period and Exercise of Options or Rights. An Option or Right may be exercised in whole at any time, or in part from time to time, within such period or periods as may be determined by the Committee and set forth in the grantee’s agreement, provided that: (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date of grant; and (ii) no Incentive Stock Option granted to an employee who is a Ten-Percent Stockholder shall be exercisable after the expiration of five (5) years from its date of grant. Options are not transferable by the optionee except by will or by the laws of descent and distribution.
      Termination of Employment; Disability; Death. Upon termination of employment, an Option or Right previously granted to an employee, unless otherwise specified by the Committee and to the extent not previously exercised, shall terminate and become null and void, provided that: (i) if the employee shall die (a) while in the employ of the Company or (b) within three (3) months of retirement from such employment or (c) within one (1) year of retirement from employment by reason of disability, the legal representative or heirs of such employee shall be entitled to exercise such Option or Right (to the extent otherwise exercisable) for a one-year period following the date of death; and (ii) if the employment shall have been terminated by reason of retirement, disability or termination other than for cause (as defined in the Employee Plan), then such employee shall be entitled to exercise such Option or Right (to the extent otherwise exercisable) at any time up to (a) three (3) months after termination by reason of retirement or other than for cause and (b) one (1) year after termination by reason of disability. If an employee voluntarily terminates his or her employment or is terminated for cause, any Option or Right, unless otherwise specified by the Committee, shall immediately terminate.

      Payment. The exercise price of shares purchased pursuant to an Option shall be paid in full at the time of any exercise either in cash or by certified check; provided, however, to the extent that the terms of such Option provide, the purchase price may be paid for, in whole or in part, by delivering previously-owned shares of Common Stock or, in part, by promissory note (for not more than 80% of such purchase price subject to applicable margin requirements).
      Limitation on Annual Awards. The aggregate fair market value of stock for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year under the terms of the Employee Plan shall not exceed the sum of $100,000. No person may receive Options or Rights under the Employee Plan for more than 500,000 shares in any given fiscal year.
      Adjustments, Amendment or Discontinuance. In the event of any change in the outstanding Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company, the Committee shall make such adjustment to each outstanding Option and Right that it, in its sole discretion, deems appropriate. In addition, in the event of any such change, the Committee shall make any further adjustment as may be appropriate to the maximum number of shares which may be acquired under the Employee Plan pursuant to the exercise of Options and Rights, the maximum number of shares which may be so acquired by one (1) employee and the number of shares and prices per share subject to outstanding Options and Rights as shall be equitable to prevent dilution or enlargement of rights under such Options or Rights, and the determination of the Committee as to these matters shall be conclusive.
      In the event of a “change in control” of the Company, as defined in the Employee Plan, all then outstanding Options and Rights shall immediately become exercisable. The Committee, in its discretion, may determine that, upon the occurrence of a change in control transaction, each Option or Right outstanding under the Employee Plan shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share subject to such Option or Right, cash in an amount equal to the excess of the fair market value of such share immediately prior to such transaction over the exercise price per share of such Option or Right.
      The Board of Directors or the Committee, as the case may be, may, from time to time, amend the Employee Plan, or any outstanding Option or Right consistent with the terms of the Employee Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (i) increase the total number of shares reserved for Options under the Employee Plan (other than an increase resulting from an adjustment of outstanding Common Stock), (ii) reduce the exercise price of any Incentive Stock Option granted under the Employee Plan below the price required by the Employee Plan, (iii) modify the provisions of the Employee Plan relating to eligibility or (iv) materially increase the benefits accruing to participants under the Employee Plan. In addition, the rights and obligations under any Option or Right granted before amendment of the Employee Plan or any unexercised portion of such Option or Right shall not be adversely affected by amendment of the Employee Plan, Option or Right without the consent of the holder of such Option or Right. The Board of Directors may at any time suspend or terminate the Employee Plan.
      Term of Plan. Options and Rights may be granted under the Employee Plan until November 30, 2012.
Federal Income Tax Consequences
      The following is a brief summary of the principal United States federal income tax consequences of the grant and exercise of Options or Rights under the Employee Plan, and is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed.

This summary is not intended to be exhaustive and, among other items, does not describe state, local or foreign tax consequences. Each employee receiving a grant of Options or Rights should consult with his or her personal tax advisor regarding the federal, state, local or foreign tax consequences of participating in the Employee Plan. To the extent awards under the Employee Plan are subject to Section 409A of the Code, the following description assumes that such awards will be designed to conform to the requirements of Code Section 409A and the regulations promulgated thereunder (or an exception thereto). The Employee Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.
      Non-Qualified Stock Options and Stock Appreciation Rights. Non-Qualified Stock Options granted under the Employee Plan are not included in the optionee’s income at the time of grant. Rather, the optionee realizes compensation income only when the Non-Qualified Stock Option is exercised. The amount of income realized is equal to the excess of the fair market value of the shares received as of the date of exercise over the sum of the exercise price plus the amount, if any, paid by the optionee for the Non-Qualified Stock Option.
      If a Non-Qualified Stock Option is exercised solely through payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received by the optionee exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time in an amount equal to the fair market value of such excess shares. The tax basis of any such excess shares will be equal to the income recognized by the employee.
      Generally, the optionee’s basis in the shares will be the exercise price plus the compensation income realized at the time of exercise and the amount, if any, paid by the optionee for the Non-Qualified Stock Option. Upon the sale of any such shares, the capital gain or loss will be short-term if the shares are disposed of within one (1) year after the option is exercised; such short-term gains are taxable as ordinary income. If the shares were held more than twelve (12) months as of the sale date, the gain is taxable as a long-term capital gain at a maximum rate of 15%.
      If a Non-Qualified Stock Option expires without being exercised, the optionee will have no tax consequences unless the optionee paid for the Non-Qualified Stock Option. In such case, the optionee will recognize a loss in the amount of the price paid by the optionee for the Non-Qualified Stock Option.
      The Company is generally entitled to a tax deduction in an amount equal to the compensation income recognized by the optionee. This deduction is allowed in the Company’s taxable year in which the income is included as compensation to the optionee.
      If the option exercise price is paid by an optionee in part by promissory note, the interest paid by the optionee under the promissory note is investment indebtedness which is generally deductible by the optionee as an itemized deduction from gross income to the extent the optionee has net investment income; interest that is disallowed because of this limitation may be carried over to succeeding tax years and is deductible in the carryover year, subject to the net investment income limitation.
      Rights are treated very similarly to Non-Qualified Stock Options for tax purposes. The holder of a Right will not normally realize any taxable income upon the grant of a Right. Upon the exercise of a Right, the person exercising the Right will realize ordinary income equal to either: (i) the cash received upon the exercise of the Right; or (ii) if shares are received upon the exercise of the Right, the fair market value of such shares as of the exercise date. The basis of any shares acquired upon exercise of a Right will be their fair market value on the date of exercise, and the holding period will commence at that time. The Company will be entitled to a tax deduction for compensation paid in the same amount that the holder of the Right realizes as ordinary income.
      Incentive Stock Options. Options issued under the Employee Plan and designated as Incentive Stock Options are intended to qualify under Section 422 of the Code. Under the provisions of Section 422 and the related regulations, an optionee will not be required to recognize any income for federal income tax purposes at the time of grant of an Incentive Stock Option, nor is the Company entitled to any deduction. The exercise of an Incentive Stock Option is also not a taxable event, although the difference between the option price and the fair market value on the date of exercise is an item of tax preference for purposes of the alternative minimum tax.

The taxation of gain or loss upon the sale of stock acquired upon exercise of an Incentive Stock Option depends, in part, on whether the stock is held for at least two (2) years from the date the option was granted and at least one (1) year from after the date the stock was transferred to the optionee (the “ISO Holding Period”).
      If the ISO Holding Period is not met, then, upon disposition of such shares (a “disqualifying disposition”), the optionee will realize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price limited, however, to the gain on sale. Any additional gain would be taxable as capital gain (see below). If the optionee disposes of the shares in a disqualifying disposition at a price that is below the fair market value of the shares at the time the Incentive Stock Option was exercised and such disposition is a sale or exchange to an unrelated party, the amount includable as compensation income to the optionee will be limited to the excess of the amount received on the sale or exchange over the exercise price.
      If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount.
      If the ISO Holding Period is met, any gain recognized upon a sale is taxable as a long-term capital gain at a maximum rate of 15%.
      If the Incentive Stock Option is exercised by delivery of previously owned shares of Common Stock in partial or full payment of the option price, no gain or loss will ordinarily be recognized by the optionee on the transfer of such previously owned shares. However, if the previously owned transferred shares were acquired through the exercise of an Incentive Stock Option, the optionee may realize ordinary income with respect to the shares used to exercise an Incentive Stock Option if such transferred shares have not been held for the ISO Holding Period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount. If an Incentive Stock Option is exercised through the payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received exceeds the number of shares surrendered, such excess shares will be considered Incentive Stock Option stock with a zero basis.
      Code Section 409A. Awards of Options and Rights may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of Section 409A of the Code on the taxation of Options and Rights. Generally, to the extent that these awards fail to meet certain requirements under Section 409A of the Code, such awards will be subject to immediate taxation and tax penalties in the year they vest. It is the intent of the Company that awards of Options and Rights under the Employee Plan will be structured and administered in a manner that complies with the requirements of Section 409A of the Code.
      Compliance with Section 162(m); Consequences of Change of Control. With certain exceptions, Section 162(m) of the Code limits the Company’s deduction for compensation in excess of $1 million paid to certain covered employees (generally the Company’s chief executive officer and its four (4) other highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. It is the Company’s intent that compensation payable pursuant to awards of Options and Rights to covered employees qualify as performance-based compensation. If, however, any provision of the Employee Plan or an award is later found to make compensation intended to be performance-based compensation ineligible for such treatment, the Company’s ability to deduct such compensation may be limited. In addition, if a change of control of the Company causes awards of Options or Rights to accelerate vesting, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of the Company’s deductions under Section 280G of the Code.

SUMMARY OF 1992 DIRECTOR STOCK OPTION PLAN
      The following is a summary description of the Director Plan, is not a complete statement of the Director Plan and is qualified in its entirety by reference to the complete text of the Director Plan, a copy of which is available from the Company upon request.
      Administration. The Director Plan is administered by the Board or a committee consisting of at least two (2) non-employee directors of the Company who are appointed by and serve at the pleasure of the Board of Directors (the “Plan Administrator”). The Plan Administrator, from time to time at its discretion, makes determinations with respect to the persons who shall be granted Options or Rights, and the number of shares of the Common Stock that may be purchased pursuant to such Options or Rights. The interpretation and construction by the Plan Administrator of any provisions of the Director Plan or of an Option or Right granted thereunder is binding and conclusive on all optionees and on their legal representatives and beneficiaries. The Plan Administrator shall not have the authority to reprice outstanding Options or Rights without stockholder approval.
      Types of Options. The Options granted under the Director Plan will be Non-Qualified Stock Options under the Code.
      Rights. The Plan Administrator, in its discretion, may grant Rights either alone, simultaneously with the grant of an Option and in conjunction therewith, or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto.
      Eligibility. Any non-employee director may be granted Options or Rights under the Director Plan until November 30, 2012.
      Exercise Price. The Plan Administrator shall determine the exercise price for each Option or Right granted under the Director Plan; provided, however, that the exercise price shall not be less than 100% of the fair market value on the date of grant of the shares to which the Option or Right relates.
      Exercise Period and Exercise of Options or Rights. An Option or Right may be exercised in whole at any time, or in part from time to time, within such period or periods as may be determined by the Plan Administrator and set forth in the grantee’s agreement. Options are not transferable by the optionee except by will or by the laws of descent and distribution.
      Termination; Disability; Death. Upon cessation of such person’s status as a director, an Option or Right previously granted to the director, unless otherwise specified by the Plan Administrator and to the extent not previously exercised, shall terminate and become null and void, provided that: (i) if the director shall die while in the service of the Company or within three (3) months of retirement or within one (1) year of retirement by reason of disability, the legal representative or heirs of such director shall be entitled to exercise such Option or Right (to the extent otherwise exercisable) for a one-year period following the date of death; and (ii) if the service shall have been terminated by reason of retirement, disability or removal other than for cause (as defined in the Director Plan), then such director shall be entitled to exercise such Option or Right (to the extent otherwise exercisable) at any time up to (a) three (3) months after termination by reason of retirement or removal other than for cause and (b) one (1) year after termination by reason of disability. If a director voluntarily terminates his or her service or is terminated for cause, any Option or Right, unless otherwise specified by the Plan Administrator, shall immediately terminate.
      Payment. The exercise price of shares purchased pursuant to an Option shall be paid in full at the time of any exercise either in cash or by certified check; provided, however, to the extent that the terms of such Option provide, the purchase price may be paid for, in whole or in part, by delivering previously-owned shares of Common Stock or, in part, by promissory note (for not more than 80% of such purchase price subject to applicable margin requirements).
      Adjustments, Amendment or Discontinuance. In the event of any change in the outstanding Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company, the Plan Administrator shall make such adjustment to each outstanding Option and Right that it, in its sole discretion, deems appropriate.

In addition, in the event of any such change, the Plan Administrator shall make any further adjustment as may be appropriate to the maximum number of shares which may be acquired under the Director Plan pursuant to the exercise of Options and Rights, the maximum number of shares which may be so acquired by one (1) director and the number of shares and prices per share subject to outstanding Options and Rights as shall be equitable to prevent dilution or enlargement of rights under such Options or Rights, and the determination of the Plan Administrator as to these matters shall be conclusive.
      In the event of a “change in control” of the Company, as defined in the Director Plan, all then outstanding Options and Rights shall immediately become exercisable. The Plan Administrator, in its discretion, may determine that, upon the occurrence of a change in control transaction, each Option or Right outstanding under the Director Plan shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share subject to such Option or Right, cash in an amount equal to the excess of the fair market value of such share immediately prior to such transaction over the exercise price per share of such Option or Right.
      The Board of Directors or the Plan Administrator, as the case may be, may, from time to time, amend the Director Plan, or any outstanding Option or Right consistent with the terms of the Director Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (i) increase the total number of shares reserved for Options under the Director Plan (other than an increase resulting from an adjustment of outstanding Common Stock), (ii) reduce the exercise price of any Option granted under the Director Plan below the price required by the Director Plan, (iii) modify the provisions of the Director Plan relating to eligibility or (iv) materially increase the benefits accruing to participants under the Director Plan. In addition, the rights and obligations under any Option or Right granted before amendment of the Director Plan or any unexercised portion of such Option or Right shall not be adversely affected by amendment of the Director Plan, Option or Right without the consent of the holder of such Option or Right. The Board of Directors may at any time suspend or terminate the Director Plan.
      Term of Plan. Options and Rights may be granted under the Director Plan until November 30, 2012.
Federal Income Tax Consequences
      The following is a brief summary of the principal United States federal income tax consequences of the grant and exercise of Options or Rights under the Director Plan, and is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive and, among other items, does not describe state, local or foreign tax consequences. Each director receiving a grant of Options or Rights should consult with his or her personal tax advisor regarding the federal, state, local or foreign tax consequences of participating in the Director Plan. To the extent awards under the Director Plan are subject to Section 409A of the Code, the following description assumes that such awards will be designed to conform to the requirements of Code Section 409A and the regulations promulgated thereunder (or an exception thereto). The Director Plan is not subject to the protective provisions of the Employee Retirement Security Act of 1974 and is not qualified under Section 401(a) of the Code.
      An option to be issued under the Director Plan will be designated as a Non-Qualified Stock Option. A Non-Qualified Stock Option is not included as compensation income at the time of grant. Rather, the optionee realizes compensation income only when the Non-Qualified Stock Option is exercised. The amount of income realized is equal to the excess of the fair market value of the shares received as of the date of exercise over the sum of the exercise price plus the amount, if any, paid by the optionee for the Non-Qualified Stock Option.
      If a Non-Qualified Stock Option is exercised solely through payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received by the optionee exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time in an amount equal to the fair market value of such excess shares. The tax basis of such excess shares will be equal to the income recognized by the director.

      Generally, the optionee’s basis in the shares will be the exercise price plus the compensation income realized at the time of exercise and the amount, if any, paid by the optionee for the Non-Qualified Stock Option. Upon the sale of any such shares, the capital gain or loss will be short-term if the shares are disposed of within one (1) year after the option is exercised; such short-term gains are taxable as ordinary income. If the shares were held more than twelve (12) months as of the sale date, the gain is taxable as a long-term capital gain at a maximum rate of 15%.
      If a Non-Qualified Stock Option expires without being exercised, the optionee will have no tax consequences unless the optionee paid for the Non-Qualified Stock Option. In such case, the optionee will recognize a loss in the amount of the price paid by the optionee for the Non-Qualified Stock Option.
      The Company is generally entitled to a tax deduction in an amount equal to the compensation income recognized by the optionee. This deduction is allowed in the Company’s taxable year in which the income is included as compensation to the optionee.
      If the option exercise price is paid by an optionee in part by promissory note, the interest paid by the optionee under the promissory note is investment indebtedness which is generally deductible by the optionee as an itemized deduction from gross income to the extent the optionee has net investment income; interest that is disallowed because of this limitation may be carried over to succeeding tax years and is deductible in the carryover year, subject to the net investment income limitation.
      Rights are treated very similarly to Non-Qualified Stock Options for tax purposes. The holder of a Right will not normally realize any taxable income upon the grant of a Right. Upon the exercise of a Right, the person exercising the Right will realize ordinary income equal to either: (i) the cash received upon the exercise of the Right; or (ii) if shares are received upon the exercise of the Right, the fair market value of such shares as of the exercise date. The basis of any shares acquired upon exercise of a Right will be their fair market value on the date of exercise, and the holding period will commence at that time. The Company will be entitled to a tax deduction for compensation paid in the same amount that the holder of the Right realizes as ordinary income.
      Code Section 409A. Awards of Options and Rights may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of Section 409A of the Code on the taxation of Options and Rights. Generally, to the extent that these awards fail to meet certain requirements under Section 409A of the Code, such awards will be subject to immediate taxation and tax penalties in the year they vest. It is the intent of the Company that awards of Options and Rights under the Director Plan will be structured and administered in a manner that complies with the requirements of Section 409A of the Code.
INDEPENDENT PUBLIC ACCOUNTANTS
Fees Billed to the Company by BDO during Fiscal 2006 and Fiscal 2005
      Audit Fees: An aggregate of $1,445,000 was billed for professional services and expenses rendered for the audit of the Company’s annual financial statements for Fiscal 2006, attestation of management’s report on the Company’s internal control over financial reporting and for the review of financial statements included in the Company’s quarterly reports on Form 10-Q during Fiscal 2006. An aggregate of $1,416,000 was billed for professional services and expenses rendered for the audit of the Company’s annual financial statements for Fiscal 2005, attestation of management’s report on the Company’s internal control over financial reporting and for the review of financial statements included in the Company’s quarterly report on Form 10-Q for the third quarter of Fiscal 2005.
      Audit-Related Fees: No audit-related fees were billed by BDO during Fiscal 2006 or Fiscal 2005.
      Tax Fees: No tax fees were billed by BDO during Fiscal 2006 or Fiscal 2005.

      All Other Fees: BDO did not render any other professional services to the Company during Fiscal 2006 or Fiscal 2005.
      All services performed by BDO were pre-approved by the Audit Committee or the Audit Committee chair.
FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION
      A copy of the 2006 Form 10-K is available to stockholders. A stockholder may obtain a copy of the 2006 Form 10-K free of charge on the Company’s website or by writing to the Investor Relations Department, Black Box Corporation, 1000 Park Drive, Lawrence, Pennsylvania 15055 (a copy of any exhibits thereto will be provided upon payment of a reasonable charge limited to the Company’s cost of providing such exhibits).
SOLICITATION OF PROXIES
      The Company will pay the expenses in connection with the printing, assembling and mailing to the holders of Common Stock of the Company the Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying form of proxy. In addition to the use of the mails, directors, officers or regular employees of the Company may solicit proxies personally or by telephone or telegraph. The Company may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to, and obtain proxies from, their principals, and will reimburse such persons for their expense in so doing.
STOCKHOLDER NOMINATIONS AND PROPOSALS
      Stockholders who believe they are eligible to have their proposals included in the Company’s proxy statement for the annual meeting expected to be held in August 2007, in addition to other applicable requirements established by the SEC, must ensure that their proposals are received by the Secretary of the Company not later than March 1, 2007.
      The By-laws establish an advance notice procedure for stockholders to make nominations for the position of director and to propose business to be transacted at an annual meeting. The By-laws provide that notice of nominations for director and proposals for business must be given to the Secretary of the Company not later than 150 days prior to the anniversary date of the prior year’s annual meeting. For the annual meeting expected to be held in August 2007, notice of nominations and proposals under this provision must be received by March 11, 2007.
      Such notice must set forth in reasonable detail information concerning the nominee (in the case of a nomination for election to the Board of Directors) or the substance of the proposal (in the case of any other stockholder proposal), and shall include: (a) the name and residence address and business address of the stockholder who intends to present the nomination or other proposal or of any person who participates or is expected to participate in making such nomination and of the person or persons, if any, to be nominated and the principal occupation or employment and the name, type of business and address of the business and address of the corporation or other organization in which such employment is carried on of each such stockholder, participant and nominee; (b) a representation that the proponent of the proposal is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination or other proposal specified in the notice; (c) a description of all arrangements or understandings between the proponent and any other person or persons (naming such person or persons) pursuant to which the nomination or other proposal is to be made by the proponent; (d) such other information regarding each proposal and each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nomination or other proposal been made by the Board of Directors; and (e) the consent of each nominee, if any, to serve as a director of the Company, if elected. Within fifteen (15) days following the receipt by the Secretary of a notice of nomination or proposal pursuant hereto, the Secretary shall advise the proponent in writing of any deficiencies in the notice and of any additional information the Company is requiring to determine the eligibility of the proposed nominee or the substance of the proposal.

A proponent who has been notified of deficiencies in the notice of nomination or proposal and/or of the need for additional information shall cure such deficiencies and/or provide such additional information within fifteen (15) days after receipt of the notice of such deficiencies and/or the need for additional information. The presiding officer of a meeting of stockholders may, in his or her sole discretion, refuse to acknowledge a nomination or other proposal presented by any person that does not comply with the foregoing procedure and, upon his or her instructions, all votes cast for such nominee or with respect to such proposal may be disregarded.
      The By-laws do not limit or restrict the ability of a stockholder to present any proposal made by such stockholder in accordance with SEC requirements. A copy of the By-laws is available from the Company upon request.
OTHER MATTERS
      Management does not intend to present nor, in accordance with the By-laws, has it received proper notice from any person who intends to present, any matter for action by stockholders at the Annual Meeting to be held on August 8, 2006, other than as stated in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. The enclosed proxy, however, confers discretionary authority with respect to the transaction of any other business that properly may come before the meeting, and it is the intention of the persons named in the enclosed proxy to vote on any such matters in accordance with their best judgment.

ANNUAL MEETING OF STOCKHOLDERS OF
BLACK BOX CORPORATION
August 8, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â
■

The Board of Directors recommends a vote “FOR” each of the nominees listed and “FOR” proposal numbers 2, 3 and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Election of six (6) members of the Board of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	William F. Andrews Richard L. Crouch
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Thomas W. Golonski Thomas G. Greig
		¡	Edward A. Nicholson, Ph.D.
☐	FOR ALL EXCEPT (See instructions below)	¡	Fred C. Young

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	The approval of an amendment to the 1992 Stock Option Plan to increase the number of shares authorized under that Plan.	☐	☐	☐

3.	The approval of an amendment to the 1992 Director Stock Option Plan to increase the number of shares authorized under that Plan.	☐	☐	☐

4.	Ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2007.	☐	☐	☐
The Board of Directors has established the close of business on Friday, June 9, 2006 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

■

P
R
O
X
Y
BLACK BOX CORPORATION
1000 Park Drive
Lawrence, Pennsylvania 15055

This Proxy is Solicited on Behalf of the
Board of Directors of the Company

     The undersigned stockholder hereby appoints Fred C. Young and Thomas G. Greig, and each of them, as proxies for the undersigned, each with full power of substitution for and in the name of the undersigned to act for the undersigned and to consider and vote, as designated on the reverse, all of the shares of stock of Black Box Corporation (the “Company”) that the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders of the Company to be held on Tuesday, August 8, 2006, at 12:30 p.m. Eastern Daylight Time, at the offices of the Company at 1000 Park Drive, Lawrence, Pennsylvania 15055, on the following matters:
Unless otherwise specified in the squares provided, the proxies shall vote in the election of directors FOR the nominees listed and FOR each of the other proposals, and shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment thereof.
(Continued and to be signed on the reverse side)

■	■

ANNUAL MEETING OF STOCKHOLDERS OF
BLACK BOX CORPORATION
August 8, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Daylight Time the day before the cut-off or meeting date.
â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â
■

The Board of Directors recommends a vote “FOR” each of the nominees listed and “FOR” proposal numbers 2, 3 and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Election of six (6) members of the Board of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	William F. Andrews Richard L. Crouch
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Thomas W. Golonski Thomas G. Greig
		¡	Edward A. Nicholson, Ph.D.
☐	FOR ALL EXCEPT (See instructions below)	¡	Fred C. Young

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	The approval of an amendment to the 1992 Stock Option Plan to increase the number of shares authorized under that Plan.	☐	☐	☐

3.	The approval of an amendment to the 1992 Director Stock Option Plan to increase the number of shares authorized under that Plan.	☐	☐	☐

4.	Ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2007.	☐	☐	☐
The Board of Directors has established the close of business on Friday, June 9, 2006 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■